UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2004

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On November 23, 2004 Trinity Industries (the "Company") entered into an Executive Transition, Non-compete and Release Agreement (the "Agreement") with Michael E. Flannery in connection with the elimination of the position of Chief Executive Officer of Trinity Rail Group, LLC, a wholly-owned subsidiary of the Company. Under the terms of the Agreement, Mr. Flannery will remain as an employee of the Company in a non-executive capacity at his current base rate of pay through December 31, 2005 (the "Transition Period"). Under the Agreement Mr. Flannery will receive a stipulated payment under the Company’s Calendar Year 2004 Incentive Compensation Program of one hundred thirteen thousand two hundred and 03/100 dollars. During the Transition Period, Mr. Flannery will be eligible to participate in standard employee benefit plans except certain designated compensation plans. Previous awards of stock options and restricted stock will continue to be governed by their express terms and the plans under which the awards were made. Mr. Flannery will not participate in the Company’s Deferred Compensation Plan and Agreement for 2005. The Agreement also contains non-compete provisions, a release and other covenants typical of such agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

November 24, 2004	By:	Michael G. Fortado

Name: Michael G. Fortado
Title: Vice President and Secretary